Exhibit 10.7

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED
MUTUAL SERVICES AGREEMENT

This First Amendment to the Second Amended and Restated Mutual Services Agreement (the "Amendment") is made and entered into effective as of this 20th day of July, 2010 by and between CHARTER COMMUNICATIONS, INC., a Delaware corporation ("CCI") and CHARTER COMMUNICATIONS HOLDING COMPANY, LLC, a Delaware limited liability company ("CCHC").

WITNESSETH:

WHEREAS, CCI and CCHC are parties to that certain Second Amended and Restated Mutual Services Agreement dated June 19, 2003 (the "Agreement") that provides for the mutual sharing of certain services, assets and rights upon the terms and conditions more fully set forth therein.

WHEREAS, the parties desire to amend the terms of the Agreement to provide for automatic renewal of the term of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

AGREEMENTS:

1.           Amendment of Term.  Section 3 (Term) of the Agreement is amended to provide that the Agreement shall be automatically renewed for rolling ten (10) year periods following the expiration of the initial ten (10) year term originally provided in the Agreement (the "Initial Term") or any subsequent additional ten (10) year term pursuant to the terms of this Amendment (each, a "Renewal Term" and together with the Initial Term, collectively or individually, the "Term") unless either party provides written notice of its intent not to renew not less than sixty (60) days prior to the expiration of the then-current ten (10) year Term.  The Agreement, as amended hereby, may be terminated upon written notice any time as provided in Section 3, provided that, the written notice required shall be increased from thirty (30) days written notice to sixty (60) days written notice. Pursuant to the terms of the Agreement and Section 3, as amended hereby, the parties shall remain obligated, notwithstanding any termination or expiration of the Term, to pay for any incurred or accrued fees or expenses arising prior to such termination or expiration in accordance with the terms thereof.

2.           Miscellaneous.  All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.  This Amendment inures to the benefit of, and binds the parties and their respective successors and assigns.  Except as expressly set forth herein, all of the terms, conditions and covenants contained in the Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed the foregoing First Amendment to the Second Amended and Restated Mutual Services Agreement effective as of the day and year first above written.

"CCI"

CHARTER COMMUNICATIONS, INC.,
a Delaware corporation

By:    /s/ Eloise E. Schmitz
        Eloise E. Schmitz, Executive Vice President and
        Chief Financial Officer

"CCHC"

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC,
a Delaware limited liability company

By:    /s/ Eloise E. Schmitz
        Eloise E. Schmitz, Executive Vice President and
                Chief Financial Officer